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                                                                    EXHIBIT 99.2


                               XETEL CORPORATION
                           1997 STOCK INCENTIVE PLAN

                                AMENDMENT NO. 1

         The XeTel Corporation 1997 Stock Incentive Plan (the "Plan") is hereby amended, effective April 20, 1998 as follows:

         1.     Section V.A. of Article One is hereby amended as follows:

         (i) The second sentence of such section is hereby amended in its entirety to read as follows:

                  "The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 2,565,000 shares."

         IN WITNESS WHEREOF, XeTel Corporation has caused this plan amendment to the executed on its behalf by its duly-authorized officer effective as of April 20, 1998, subject to stockholder approval of the amendment at the 1998 Annual Stockholders Meeting.



                                   XETEL CORPORATION


                                   By: /s/ ANGELO A. DECARO, JR.
                                       -----------------------------------------
                                       Angelo A. DeCaro, Jr.

                                   Title:  President and Chief Executive Officer